Exhibit 31.4

CERTIFICATIONS

I, Heather Pomerantz, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Freshpet, Inc. for the year ended December 31, 2020; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2021

/s/ Heather Pomerantz Heather Pomerantz Chief Financial Officer